                                                                    EXHIBIT 3.43

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NALCO U.S. HOLDINGS, INC.

     1. The name of the corporation is Nalco U.S. Holdings, Inc. (the
"Corporation").

     2. The address of the Corporation's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of
Delaware (the "DGCL").

     4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, at $.01 par value per share.

     5. The name and mailing address of the incorporator is as follows:

               Howard L. Rosenberg
               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, Illinois 60603

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by the
DGCL, the board of directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation.

     8. Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the bylaws may provide. The books of the
Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in to bylaws of the
Corporation. Elections of directors of the Corporation need not be by written ballot union the bylaws of the Corporation shall so provide.

     9. The Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all tights conferred herein upon stockholders of the Corporation are granted subject to this reservation.

     10. (a) A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, as it may from time to time be amended, or any successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

           (b) No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any person for or with respect to any acts or omissions of such person occurring prior to such amendments

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly, have hereunto set my hand this 14th day of August, 2000.

                                           /s/ Howard L. Rosenberg
                                           -------------------------------------
                                           Howard L. Rosenberg, Incorporator

                                       2

                            CERTIFICATE OF CONVERSION

                                       OF

                            NALCO U.S. HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                       TO

                          ONDEO NALCO U.S. HOLDINGS LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

     Pursuant to Section 18-214 of the Delaware Limited Liability Company Act,
Nalco U.S. Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify the following with respect to its conversion (the "Conversion")
to ONDEO Nalco U.S. Holdings LLC, a Delaware limited liability company (the
"LLC"):

     1.   The Corporation was formed on August 14, 2000 under the General
          Corporation Law of the State of Delaware and has not changed its jurisdiction since its formation.

     2.   The name of the Corporation to be converted is: Nalco U.S. Holdings,
          Inc.

     3.   The name of the LLC to which the Corporation shall be converted, as set forth in the Certificate of Formation of the LLC being filed contemporaneously herewith, shall be: ONDEO Nalco U.S. Holdings LLC.

     IN WITNESS WHEREOF the undersigned has caused this Certificate of
Conversion to be executed this 25th day of October, 2001.

                                NALCO U.S. HOLDINGS, INC.

                                By: /s/ J. Michael Newton
                                    -----------------------------------
                                Name: J. Michael Newton
                                     -----------------------------------
                                Title: President
                                      -----------------------------------

                            CERTIFICATE OF FORMATION

                                       OF

                          ONDEO NALCO U.S. HOLDINGS LLC

1.   The name of the limited liability company is ONDEO Nalco U.S. Holdings LLC.

2.   The address of the registered office in the State of Delaware is 1209
     Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ONDEO Nalco U.S. Holdings LLC this 25th day of October, 2001

                                   /s/ Howard L. Rosenberg
                                   -----------------------------------
                                   Howard L. Rosenberg
                                   Authorized Person

                            CERTIFICATE OF AMENDMENT

                                       OF

                          ONDEO NALCO U.S. HOLDINGS LLC

     1. The name of the limited liability company is ONDEO NALCO U.S. HOLDINGS
LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "1. The name of the limited liability company (the "LLC") is Nalco
          U.S. Holdings LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ondeo Nalco U.S. Holdings LLC this 2nd day of December, 2003.

                                                          /s/ Michael P. Murphy
                                             -----------------------------------
                                                              Michael P. Murphy
                                                                        Manager